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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 1, 2000

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



             10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
          (Address of principal executive offices)          (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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Item 5.  Other Events
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     On March 1, 2000, Occidental Petroleum Corporation ("Occidental") announced that it has agreed to sell for $29.61 Canadian per share its 29.2 percent stake in Canadian Occidental Petroleum Ltd. ("CanOxy") for gross proceeds of approximately $1.2 billion Canadian. Occidental expects its after-tax net proceeds from the sale to be approximately $700 million U.S. and to report a gain of approximately $300 million U.S.

     Of Occidental's total 40.2 million shares of CanOxy, 20.2 million will be sold to the Ontario Teachers Pension Plan Board. The remaining 20 million will be sold to CanOxy.

     Occidental also said it has agreed to exchange interests of approximately equal value in certain oil and gas and chemicals operations with CanOxy. Specifically, Occidental will receive CanOxy's 15 percent interest in Occidental's oil and gas operation in Ecuador, giving Occidental 100 percent. CanOxy will receive Occidental's 15 percent interest in CanOxy's sodium chlorate operations in Canada and in Taft, Louisiana.

     The transactions are subject only to approval by CanOxy stockholders and Canadian and U.S. regulators.
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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    March 2, 2000       S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller